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                                                           EXHIBIT 4.6
                                             Draft of September 28, 1994


                            DEPOSIT AGREEMENT
                        dated as of _______, 1994
                                  among
                           BEST BUY CO., INC.,
                        a Minnesota corporation,

                          ___________________,
                      a ____________ trust company,

                    AND THE HOLDERS FROM TIME TO TIME
                    OF THE RECEIPTS DESCRIBED HEREIN.

            WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of BEST BUY CO., INC. with the Depositary (as defined herein) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as defined herein) by the Depositary evidencing Depositary Shares (as defined herein) in respect of the Stock (as defined herein) so deposited; and

            WHEREAS, the Receipts are to be substantially in the form of EXHIBIT A hereto, with appropriate insertions, modifications and omissions as provided in this Deposit Agreement;

            NOW, THEREFORE, in consideration of the premises contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE I

                               DEFINITIONS

            The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts (as defined herein):

            "Certificate" shall mean the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed with the Department of State of the State of Minnesota establishing the Stock as a series of preferred stock of the Company, as it may be amended from time to time in accordance with its terms.



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            "Common Stock" shall mean the Company's Common Stock, par value $.10 per share.

            "Company" shall mean Best Buy Co., Inc., a Minnesota corporation, and its successors.

            "Deposit Agreement" shall mean this Deposit Agreement as amended or supplemented from time to time in accordance with the terms hereof.

            "Depositary" shall mean ____________________, a _____________ trust company, and any successor Depositary hereunder.

            "Depositary Shares" shall mean the Depositary Shares, each representing a one-one hundreth (1/100th) interest in a share of Stock and evidenced by a Receipt.

            "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

            "Depositary's Office" shall mean the principal office of the Depositary at which at any particular time its depositary business shall be administered.

            "Receipt" shall mean one of the depositary receipts, whether in definitive or temporary form, issued hereunder by the Depositary, each representing any number of whole Depositary Shares.

            "Record Holder" or "Holder" with respect to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books of the Depositary or any register of any Registrar maintained for such purpose at a given time.

            "Registrar" shall mean any bank or trust company that shall be appointed by the Depositary to register ownership and transfers of Receipts as herein provided and may include the Depositary.

            "Stock" shall mean shares of the Company's
Series A Cumulative Convertible Preferred Stock, par value $1.00 per share (liquidation preference $5,000.00 per share).




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                               ARTICLE II

       FORM OF RECEIPTS; DEPOSIT OF STOCK; EXECUTION AND DELIVERY,
             TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

            SECTION 2.01. FORM AND TRANSFER OF RECEIPTS. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and shall be substantially in the form set forth in EXHIBIT A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts, which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only the name) of the holder of the temporary Receipt. Such exchange shall be made at the Company's expense and without any charge therefor to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

            Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; PROVIDED, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been

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executed manually by a duly authorized officer of the Depositary or, if a
Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. The manual or facsimile signatures of individuals who were at any time proper officers of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of Receipts bearing such signatures or did not hold such offices on the date of delivery of such Receipts.

            Receipts shall be in denominations of any number of whole Depositary Shares.

            Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

            Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such receipt were a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions with respect to the Stock or to any notice provided for in this Deposit Agreement and for all other purposes.

            The Depositary shall not lend any Stock deposited hereunder.

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            SECTION 2.02.  DEPOSIT OF STOCK; EXECUTION AND DELIVERY OF RECEIPTS
IN RESPECT THEREOF. Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock with the Depositary under this Deposit Agreement by delivery to the Depositary of a certificate or certificates representing the Stock to be deposited; PROVIDED, HOWEVER, that other than in the case of splits, combinations or other reclassifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited with the Depositary hereunder not more than __________ shares of Stock. Such certificate or certificates representing the Stock shall be properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to the person or persons named in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.

            All Stock deposited by the Company with the Depositary shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

            If required by the Depositary, Stock presented for deposit at any time (except for the initial deposit of Stock and any subsequent deposit by the Company), whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

            Upon receipt by the Depositary of a certificate or certificates representing Stock deposited with the Depositary by the Company in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so

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deposited on the books of the Company in the name of the Depositary, the
Depositary shall execute and deliver, to the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares relating to the Stock so deposited. Such Receipt or Receipts shall be registered by the Depositary or the Registrar in such name or names as may be requested by the person or persons named in the written order of the Company delivered to the Depositary. The Depositary shall execute and deliver such Receipts at the Depositary's Office or such other offices, if any, as such person may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. In each case, delivery will be made only upon payment by the Company to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Stock.

            The Company shall deliver to the Depositary from time to time such quantities of blank Receipts as the Depositary may request to enable it to perform its obligations under this Deposit Agreement.

            SECTION 2.03. REDEMPTION OF STOCK. Whenever the Company shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first-class mail, postage prepaid, on the same date on which the Company first publicly announces such redemption which date shall not be less than 30 days prior to the date of such redemption. On the date of such redemption, provided that the Company shall then have deposited with the Depositary a number of shares of Common Stock required pursuant to the Certificate in order to effect a redemption of the number of shares of Stock specified in the notice of redemption and any other amounts per share payable with respect to the Stock, the Depositary shall redeem the Depositary Shares relating to such Stock. The Depositary shall provide notice of such redemption and the simultaneous redemption of the number of Depositary Shares relating to the Stock to be redeemed to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed on the record date fixed pursuant to Section 4.04 hereof by first-class mail, postage prepaid, at the addresses of such holders as they appear on the records of the Depositary, or by publication in THE WALL

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STREET JOURNAL or THE NEW YORK TIMES, or if neither such newspaper is then being published, any other daily newspaper of national circulation, not less than 30 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the "Redemption Date") and in no case later than four business days after the Company first publicly announces such redemption. If the Depositary elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Depositary Shares to be redeemed. Neither failure to mail any such notice to one or more such holders nor any defect in any notice or in the mailing thereof to one or more such holders shall affect the validity of the proceedings for redemption of any Depositary Shares as to other holders. Each such notice of redemption provided by the Depositary to the holder shall state, as appropriate: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to, be so redeemed and the method by which the Depositary Shares will be chosen for redemption; (iii) the redemption price per Depositary Share (expressed as a number of shares of Common Stock) and any other amounts per share payable with respect to the Depositary Shares; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for certificates representing shares of Common Stock; (v) the then-current conversion price; and (vi) that dividends in respect of the Stock to be redeemed, which are represented by the Depositary Shares to be redeemed, will cease to accrue at the close of business on such Redemption Date, except as otherwise provided in the Certificate. If less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary.

            Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to deliver to the Depositary certificates representing a number of shares of Common Stock sufficient to redeem the shares of Stock to be redeemed by it or any other amounts per share payable with respect to the Stock as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Stock so called for redemption shall cease to accrue (except as otherwise provided in the Certificate), the Depositary Shares being redeemed shall be deemed no

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longer to be outstanding, all rights of the holders of Receipts evidencing such
Depositary Shares (except the right to receive the number of shares of Common Stock required to redeem such Depositary Shares and any other amounts per Share payable with respect to the Stock) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for a number of shares of Common Stock per Depositary Share equal to 1/100th of the number of shares of Common Stock required by the Certificate to be delivered in respect of one share of Stock plus all money and other property, if any, underlying such Depositary Shares, including all amounts paid by the Company in respect of dividends that, on the Redemption Date, have accrued on the shares of Stock to be so redeemed and relate to dividend periods ending on or prior to the Redemption Date or to the extent provided in the Certificate, to the dividend period ending after the Redemption Date, and have not theretofore been paid.

            If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the delivery of a number of shares of Common Stock sufficient to redeem the shares of Stock to be redeemed and any other amounts per share payable with respect to the Stock, a new Receipt evidencing such number of Depositary Shares as were evidenced by such prior Receipt and not called for redemption.

            The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the close of business on the day the Company first publicly announces the redemption of Stock and ending at the close of business on the day the Depositary mails the notices of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the preceding paragraph of this Section 2.03.

            Upon any redemption, the Company shall deliver to the Depositary certificates representing a number of shares of Common Stock required by the Certificate in order to effect the redemption of the number of shares of Stock

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specified in the notice of redemption mailed by the Company to the Depositary pursuant to this Section 2.03 and a sufficient amount of immediately available funds to pay any other amounts per share payable with respect to the Stock. The shares of Common Stock so delivered shall be duly executed by proper officers of the Company and duly countersigned by the transfer agent and registrar for the Common Stock and shall be registered in such names as the Depositary shall request. The Depositary shall deliver to each holder of a Receipt surrendered for redemption a number of shares of Common Stock equal to the number required by the Certificate to effect a redemption of the number of Depositary Shares evidenced by such Receipt to be redeemed. The Company shall bear all costs and expenses associated with the exchange of the Receipts for shares of Common Stock.

            If the shares of Common Stock are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for redemption, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for redemption be accompanied by a properly executed instrument of transfer or endorsement properly executed in blank.

            No fractional shares of Common Stock shall be issuable upon redemption of Stock underlying the Depositary Shares. If any holder of Receipts surrendered for redemption would be entitled to a fractional share of Common Stock upon such redemption, the Company shall cause to be delivered to such holder an amount of money for such fractional shares as provided in the Certificate.

            SECTION 2.04. REGISTRATION OF TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Registrar, on behalf of the Depositary, shall register on its books transfers of Receipts from time to time upon notice to the Registrar by the Depositary of the surrender of a Receipt for transfer by the holder in person or by duly authorized attorney, which Receipt in each case must be properly endorsed or accompanied by a properly executed instrument of transfer or endorsement together with evidence of the payment of any transfer taxes as may be required by law. Upon surrender of a properly endorsed Receipt or a Receipt accompanied by an instrument of transfer or endorsement, the Depositary shall

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execute a new Receipt or Receipts evidencing the same aggregate number of
Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the transferee named in the endorsement or instrument of transfer.

            SECTION 2.05. SPLIT-UPS AND COMBINATIONS OF RECEIPTS, SURRENDER OF RECEIPTS AND WITHDRAWAL OF STOCK. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other office as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, the Depositary will execute and deliver a new Receipt or Receipts to the holder thereof or to such holder's order in the denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary shall give prompt notice of such action and the certificate numbers to the Registrar for the purpose of recording such split-up or consolidation.

            Any holder of at least ___________ Depositary Shares which have not been previously called for redemption may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence in the aggregate a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Sections 2.04 and 3.02) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and the money and other property being withdrawn may be made by the delivery of such certificates,

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documents of title and other instruments as the Depositary may deem appropriate.

            If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

            Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

            SECTION 2.06. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any taxes, charges or expenses payable by the holder of a Receipt pursuant to Sections 3.02 and 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with the rules and regulations of any governmental body, any stock exchange or any applicable self-regulatory body, including, without limitation, the National Association of Securities Dealers, Inc. (the "NASD") or such procedures, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

            The delivery of Receipts against Stock deposited with the Depositary may be suspended, the registration of transfer Receipts may be refused and the registration of transfer, surrender, exchange, split-up or combination of outstanding Receipts may be suspended and the deposit of

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Stock may be refused (i) during any period when the register of stockholders
Company is closed or (ii) if any such action is deemed necessary by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government, governmental body or commission, stock exchange or the NASD.

            SECTION 2.07. LOST RECEIPTS, ETC. If any mutilated Receipt is surrendered to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed as lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof and (ii) the holder's furnishing the Depositary with reasonable indemnification satisfactory to such Depositary and (iii) payment of any expenses including fees, charges and expenses of the Depositary in connection with such execution and delivery. Every new Receipt issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Receipt shall constitute an original additional contractual obligation under this Deposit Agreement, whether or not the mutilated, destroyed, lost or stolen Receipt shall be at any time enforceable by anyone.

            SECTION 2.08. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.

            SECTION 2.09. STOCK PURCHASE PLANS. Upon receipt of instructions from the Company, the Depositary shall take such action as shall be reasonable to permit the record holders of the Depositary Shares to participate in any dividend reinvestment or other stock purchase plan sponsored by the Company that permits the participation by such holders on such terms and conditions as the Company may determine.

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            SECTION 2.10.  CONVERSION OF STOCK INTO COMMON STOCK.  Receipts
may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion price then in effect for the Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in lieu of such fractional shares of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

            Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company to cause (i) the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends and in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder is entitled. Upon such conversions the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Stock for cancellation the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

            If any Stock shall be called by the Company for redemption, the Depositary Shares representing such Stock may be converted into Common Stock, as provided in this Deposit Agreement until and including, but not after, the close of business on the Redemption Date unless the Company shall default in making payment of the shares of Common Stock and other amounts payable upon such redemption, in which case the Depositary Shares representing such Stock may continue to be converted into Common Stock until and including, but not after, the close of business on the date on which the Company makes full payment of the shares of Common Stock and other amounts payable on such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Stock called for redemption, the shares of Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of the close of business on the date of such receipt.

            The record holder of Depositary Shares on any dividend payment record date established by the Depositary pursuant to Section 4.04 shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the shares of Stock to which such Depositary Shares relate. If a share of Stock is converted between the record date with respect to any dividend payment on the Stock and the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock (except for Depositary Shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period which shall be entitled to such dividend on the dividend payment date) shall pay to the Depositary an amount equal to the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipts being surrendered for conversion. Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Stock on the corresponding dividend payment date will receive the dividend payable with respect to the Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

            Upon the conversion of any shares of Stock for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.08 hereof.

            No fractional shares of Common Stock shall be issuable upon conversion of Stock underlying the Depositary Shares. If any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock would be entitled to a fractional share of Common Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share as provided in the Certificate.

                               ARTICLE III

                   CERTAIN OBLIGATIONS OF THE HOLDERS
                       OF RECEIPTS AND THE COMPANY

            SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Except for the initial deposit of Stock by the Company and any subsequent deposit by the Company, any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to obtain such guaranties of signature, to execute such certificates and to make such customary representations and warranties consistent with the terms of the Stock as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, conversion, redemption or exchange, of any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

            SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. Holders of Receipts shall be obligated to make payments to the Depositary of
certain charges and expenses as provided in Section 5.07.   Registration of
transfer of any Receipt and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

            SECTION 3.03. WARRANTY AS TO STOCK. The Company hereby represents and warrants to the Depositary that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

            SECTION 3.04. COVENANTS AND WARRANTIES AS TO COMMON STOCK. The Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, to meet conversion requirements in respect of the Stock and that it will give written notice to the Depositary of any adjustments in the conversion price as set forth in the Certificate. The Company represents and warrants that the Common Stock issued upon conversion or redemption of Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the conversion or redemption of the Stock into such Common Stock.


                               ARTICLE IV

                    THE DEPOSITED SECURITIES; NOTICES

            SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution with respect to the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts, as nearly as practicable, of such dividend or distribution as are applicable to the number of Depositary Shares evidenced by the Receipts held by such holders; PROVIDED, HOWEVER, that if the Company or the Depositary shall be required to withhold and shall withhold any monies from any cash dividend or other cash distribution in respect of the Stock on account of taxes or as otherwise required by law, regulation or court order, the distribution in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of Receipts then outstanding.

            SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any property (including securities) for distribution in a form other than cash with respect to the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts, as nearly as practicable, of such property (including securities) received by it as are applicable to the number of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or that Depositary withhold an amount on account of taxes or as otherwise required by law, regulation or court order) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts in accordance with the provisions of
Section 4.01 for a distribution received in cash.

            SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; PROVIDED, HOWEVER, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by
Section 4.01 in the case of a distribution received in cash.

            If any action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

            SECTION 4.04. NOTICE OF DIVIDENDS, ETC.; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution of property (including securities) other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or (ii) any election on the part of the Company to redeem any shares of Stock, the Depositary, in each such instance, shall fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled hereunder to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to receive notice of such meeting.

            SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders of record at the close of business on the specified record date fixed pursuant to Section 4.04 will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock (or portion thereof) underlying their respective Depositary Shares and (iii) a brief statement to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the applicable record date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted, in accordance with the instructions forth in such requests, the votes relating to the shares of stock (or portion thereof) underlying the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all necessary action in order to enable the Depositary to vote such Stock (or portion thereof) or cause such Stock (or portion thereof) to be voted. Absent specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) underlying the Depositary Shares evidenced by such Receipt.

            SECTION 4.06. CHANGES AFFECTING DEPOSITED SECURITIES AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company's assets (each of the foregoing being referred to herein as a "Transaction"), the Depositary may with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of Receipts immediately prior to such event, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share,
(b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock and (c) the ratio of the conversion price per Depositary Share to the conversion price of a share of Stock, in each case as may be necessary to reflect fully the effects of such Transaction, and (ii) treat any securities received by the Depositary in exchange for, upon conversion or in respect of, the Stock as new deposited securities so received in exchange for, or upon conversion or in respect of, the Stock. In any such case the Depositary may, with the approval of the Company, execute and deliver additional Receipts, or may call for surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

            Anything to the contrary herein or in the Receipt notwithstanding, holders of Receipts shall have the right from and after the effective date of any such Transaction, to the extent that holders of Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which such Stock represented by such Receipts has been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

            SECTION 4.07. INSPECTION OF REPORTS. The Depositary shall make available for inspection by holders of Receipts during normal business hours at the Depositary's office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock.

            SECTION 4.08. LIST OF RECEIPT HOLDERS. Promptly upon request by, and at the expense of, the Company, the Depositary shall furnish to it a list, as of a specified date, of the names and addresses of all persons in whose names Receipts are registered on the books of the Depositary, and the amount of Stock represented thereby.


                                ARTICLE V

                THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                      THE REGISTRAR AND THE COMPANY

            SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY; REGISTRAR. Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

            The Depositary shall, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of any applicable stock exchange in which the Receipts or the Depositary Shares are listed. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

            The Registrar shall maintain books at the Depositary's Office for the registration and registration of transfer of Receipts or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice, which books at all reasonable times during normal business hour shall be open for inspection by the record holders of Receipts; PROVIDED, that any such holder requesting to exercise such rights shall certify in writing to the Registrar that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

            The Depositary may cause the Registrar to close the books with respect to the Receipts, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the Stock or when such action is deemed necessary or advisable by the Depositary, any Depositary's Agent or the Company because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body, including, without limitation, the NASD.

            SECTION 5.02. PREVENTION OF OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or by reason of any provision, present or future, of the Company's Amended and Restated Certificate of Incorporation (including the Certificate of Amendment) or by reason of any act of God, war or civil disorder, failure of power, fire or other casualty damage or governmental requirements or restrictions, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

            SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability unless indemnity satisfactory to such party against all such expense and liability be furnished as often as required.

            Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable to any party hereto for any action or any failure to act by it with respect to this Deposit Agreement in reliance upon the written advice of legal counsel or accountants, or information from any person presenting stock for deposit, any holder of a Receipt or other persons believed to be authorized or competent and on documents believed to be genuine. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            The Depositary undertakes, and shall cause any Registrar to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement using its best efforts and in good faith. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or against the Company with respect to the Depositary and any Registrar. The Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or any Depositary's Agent due to its or their negligence or bad faith.

            The Depositary, its parent, affiliates or subsidiaries, any Depositary's Agent and the Company (to the extent permitted by law) may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares. The Depositary, its parent, affiliates or subsidiaries, and any Depositary's Agent may become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to the Company or its affiliates or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates. Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares, the Receipts (except its counter signature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein except the number of Depositary Shares represented by such Receipts.

            The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares or as to the value of the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

            SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to resign delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

            If the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Deposit Agreement, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any monies or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

            Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

            SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it will deliver to the Depositary and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address furnished to it pursuant to Section 4.08, all notices and reports (including, without limitation, financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Company's Amended and Restated Certificate of Incorporation (including the Certificate of Amendment) or By-laws to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

            SECTION 5.06. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) that may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent) except for any liability arising out of gross negligence or willful misconduct on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Depositary Shares, Receipts or the Stock pursuant to the provisions hereof. This indemnification does not extend in favor of holders of Receipts.

            SECTION 5.07. CHARGES AND EXPENSES. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, the redemption of the Stock at the option of the Company and the issuance of shares of Common Stock upon the surrender of Receipts for conversion. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be payable by the Company only after prior consultation and agreement between the Depositary and the Company and consent by the Company to the incurrence of such expenses, which consent shall not be unreasonably withheld. The Depositary shall present any statement for charges and expenses to the Company promptly, unless the Company shall agree otherwise.


                               ARTICLE VI

                        AMENDMENT AND TERMINATION

            SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least 66-2/3% of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. [In no event shall any amendment impair the right, subject to the provisions of Sections 2.05 and 2.06 hereof, of any owner of any Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to cause the conversion of such Receipt into Common Stock or to deliver to the holder the Stock and all money, and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the NASD or any applicable stock exchange.]

            SECTION 6.02. TERMINATION. This Agreement may be terminated by the Company or the Depositary only after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03, (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to
Section 4.01 or 4.02, as applicable, or (iii) each share of Stock shall been converted into shares of Common Stock.

            Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Sections 5.03, 5.06 and 5.07.


                               ARTICLE VII

                              MISCELLANEOUS

            SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument.

            SECTION 7.02. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

            SECTION 7.03. INVALIDITY OF PROVISIONS. If any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or modified thereby.

            SECTION 7.04. NOTICES. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

            If to the Company to:

                  7075 Flying Cloud Drive
                  Eden Prairie, Minnesota  55344
                  Telecopy:  (612) 947-2706
                  Attention:

            If to the Depositary to:

                  Telecopy:
                  Attention:

            Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be deemed given if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

            Delivery of a notice sent by mail or by telegram, telecopy or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telecopy message shall not subsequently be confirmed by letter or as aforesaid.

            SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint any Depositary's Agent to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will promptly notify the Company of any such action.

            SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. By acceptance of delivery of the Receipts, any holder of such Receipt from time to time shall be deemed to have agreed to become a party to this Deposit Agreement and to be bound by all of the terms and conditions hereof and of the Receipts to the same extent as though such person executed this Agreement.

            SECTION 7.07. GOVERNING LAW. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

            SECTION 7.08. INSPECTION OF DEPOSIT AGREEMENT. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

            SECTION 7.09. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in EXHIBIT A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

            IN WITNESS WHEREOF, the Company and the Depositary have caused their duly authorized officers to execute and deliver this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                              BEST BUY CO., INC.


                              By:
                                    ------------------------------
                                    Authorized officer


                              [DEPOSITARY]


                              By:
                                 --------------------------------------
                                    Authorized Officer

                                                             EXHIBIT A

                           DEPOSITARY RECEIPT
                                   FOR
                            DEPOSITARY SHARES
            EACH REPRESENTING AN INTEREST IN ONE-ONE HUNDRETH
                              (1/100th) OF
                A SHARE OF Series A CONVERTIBLE PREFERRED
                                  STOCK
                       (Par Value $1.00 Per Share)
                                   OF

                           BEST BUY CO., INC.
         (Incorporated under the Laws of the State of Minnesota)

                    --------------------------------

......................................... Depositary Shares (each Depositary
Share represents an interest in one-one hundreth (1/100th) of a share of Series A Convertible Preferred Stock (par value $1.00 per share))

            The Company will furnish to any holder of a Receipt without charge, upon request addressed to its executive office or the office of its transfer agent, a full statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each authorized class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

            ____________________________, a trust company duly organized and existing under the laws of the State of ________, with an office at the time of the execution of the Deposit Agreement (as defined below) at
 ___________________, as Depositary (the "Depositary"), hereby certifies that is the registered owner of Depositary Shares ("Depositary Shares"), each Depositary Share representing an interest in one-one hundreth (1/100th) of a share of Series A Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Stock"), Best Buy Co., Inc., a corporation duly organized and existing under the laws of the State of Minnesota (the "Company"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, through the Depositary to all the rights and preferences of the Stock relating thereto, including dividend, voting, conversion, redemption and liquidation rights and preferences contained in the

Certificate of Designations, Preferences and Rights of Series ___ Convertible Preferred Stock adopted by the Company's Board of Directors setting for the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Stock (the "Certificate"), copies of which are on file at the Depositary's Office.

            1. THE DEPOSIT AGREEMENT. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of ____________, 1994 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary and the Company in respect of the Stock deposited, and any and all other property and cash deposited from time to time, thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all capitalized and undefined terms used herein shall have the meaning ascribed thereto in the Deposit Agreement.

            2. REDEMPTION. Whenever the Company shall elect, under the Certificate relating to the Stock, to redeem shares of Stock, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first class mail, postage prepaid on the same date on which the Company, first publicly announces such redemption which date shall not be less than 30 days prior to the date of such redemption. The Depositary shall provide notice of such redemption and the simultaneous redemption of the corresponding Depositary Shares relating to the Stock to be redeemed to the holders of record of Receipts representing the number of Depositary Shares to be redeemed by first class mail, postage prepaid, at the addresses of such holders as they appear on the records of the Depositary, or by publication in THE WALL STREET JOURNAL or THE NEW YORK TIMES, or if neither newspaper is then being published, any other daily newspaper of national circulation, not less than 30 and not more than 60 days prior to the date fixed for redemption and in no case later than four business days after the Company first publicly announces such redemption. If the Depositary elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Depositary Shares to be redeemed. Each such notice shall state, as appropriate: (a) the date of such proposed redemption;
(b) the number of Depositary Shares to be redeemed; (c) the redemption price per Depositary Share (expressed as a number of shares of Common Stock) and any other amounts per share payable with respect to the Depositary Shares; (d) the place or places where Receipts evidencing Depositary Shares are to be surrendered for certificates representing shares of Common Stock; (e) the then-current conversion price, and (f) that dividends in respect of the Stock underlying the Depositary Shares to be redeemed will cease to accumulate at the close of business on such redemption date, except as otherwise provided in the Certificate. If less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata or such other means as may be determined by the Depositary. From and after the date set for redemption, all dividends in respect of the Depositary Shares so called for redemption shall cease to accrue (except as otherwise provided in the Certificate), such Depositary Shares shall no longer be deemed outstanding and all rights of the holders of Receipts representing such Depositary Shares (except the right to receive the number of shares of Common Stock required to redeem such Depositary Shares and any other amounts payable with respect to the Depositary Shares) shall cease and terminate. From and after the redemption date, upon surrender in accordance with the redemption notice of the Receipts representing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for the number of shares of Common Stock per Depositary Share equal to ___________ of the number of shares of Common Stock required by the certificate to be delivered in respect of one share of Stock plus any money or other property relating thereto.

            3. TRANSFER, SPLIT-UPS, COMBINATIONS. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered. Any holder of at least one thousand (1,000) Depositary Shares which have not been previously called for redemption may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, holders of such whole shares will not be entitled to deposit such Stock and receive Depository Shares therefor.

            4. CONVERSION RIGHTS. This Receipt may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion price then in effect for the Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of the Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in lieu of such fractional shares of Common Stock otherwise issuable.

            Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock into Common Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts a certificate or certificates evidencing the number of whole shares of Common Stock, and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends or in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Stock for cancellation the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

            If any Stock shall be called by the Company for redemption, the Depositary Shares representing such Stock may be converted into Common Stock as provided in the Deposit Agreement until and including, but not after, the close of business on the Redemption Date unless the Company shall default in making payment of the amount payable upon such redemption, in which case the Depositary Shares representing such Stock may continue to be converted into Common Stock until and including, but not after, the close of business on the date on which the Company makes full payment of the amount payable on such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any Stock called for redemption, the shares of Stock held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of the close of business on the date of such receipt.

            The holder of Depositary Shares on any dividend payment record date established by the Depositary shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the shares of Stock to which such Depositary Shares relate. If a share of Stock is converted between the record date with respect to any dividend payment on the Stock and the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock (other than Receipts representing Depositary Shares converted after the issuance of a notice of redemption with respect to a redemption date during such period which shall be entitled to such dividend on the dividend payment date) shall pay to the Depositary an amount equal to the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipts being surrendered for conversion. Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Stock on the corresponding dividend payment date will receive the dividend payment date will receive the dividend payable with respect to the Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

            Upon the conversion of any shares of Stock for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled.

            5. SUSPENSION OF DELIVERY, TRANSFER, ETC. The transfer, split-up, combination or surrender of this Receipt may be suspended and except as otherwise provided in the Deposit Agreement, the deposit of Stock may be refused during any period when the register of stockholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

            6. WARRANTY BY COMPANY. The Company has warranted that the Stock when issued and any shares of Common Stock issuable upon redemption or conversion of the Stock, will be validly issued, fully paid and nonassessable.

            7. AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding. A holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

            8. CHARGES OF DEPOSITARY. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements, all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, the redemption of the Stock at the option of the Company and the issuance of shares of Common Stock upon the surrender of Receipts for conversion. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares.

            9. TITLE TO RECEIPTS. This Receipt (and the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the recordholder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

            10. DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares held by them; PROVIDED, HOWEVER, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes or as otherwise required pursuant to law, regulations or court order. Other distributions received on the Stock may by distributed to holders of Receipts as provided in the Deposit Agreement.

            11. FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock), for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences, privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting.

            12. VOTING RIGHTS. Upon receipt of notice of any meeting at which holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall be provided by the Company which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement informing holders of record at the close of business on a specified record date that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock (or portion thereof) relating to their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote to cause to be voted the amount of Stock (or portion thereof) relating to such Receipt in accordance with the instructions set forth in such request. Absent specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) underlying the Depositary Shares evidenced by such Receipt.

            13. CHANGES AFFECTING DEPOSITED SECURITIES. Upon any change in par or stated value, split-up, combination or any, other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party, or upon the sale of all or substantially all the Company's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of Receipts immediately prior to such event, (i) make such adjustments in (x) the fraction of an interest in one share of Stock underlying one Depositary Share, (y) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock and (z) the ratio of the conversion price per Depositary Share to the conversion price of a share of Stock, in each case as may be necessary fully to reflect the effects of such change, and (ii) treat any securities received by the Depositary in exchange for, or upon conversion or in respect of, the Stock as new deposited securities so received in exchange for, or upon conversion or in respect of, such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

            Anything to the contrary herein or in the Depositary Agreement notwithstanding, holders of Receipts shall have the right from and after the effective date of any such transaction, to the extent that holders of Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts has been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

            14. LIABILITY AND OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or by reason of any provision, present of future, of the Company's Certificate of Incorporation (including the Certificate) or by reason of any act of God, war or civil disorder, failure of power, fire or other casualty damage or governmental requirements or restrictions, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation (i) by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect to the Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished.
The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

            15. RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may at any time (i) resign by written notice of its election so to resign delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment.

            16. TERMINATION OF DEPOSIT AGREEMENT. The Deposit Agreement may be terminated by the Company or the Depositary upon or after the occurrence of any of the following events: (i) all outstanding Depositary Shares shall have been redeemed; (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts; or (iii) each share of Stock shall have been converted into shares of Common Stock.

            17. GOVERNING LAW. THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

            This receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been authenticated, manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and, if authenticated by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT THAT APPEARS IN THE DEPOSITARY RECEIPTS. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE

DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES, OR AS TO THE VALUE OF THE DEPOSITARY SHARES.

                                    Dated:

                                    [DEPOSITARY]


                                    By:
                                       --------------------------------
                                            Authorized Officer

                          NOTICE OF CONVERSION

            The undersigned hereby irrevocably exercises the option to convert this Receipt or a portion hereof below designated into shares of Common Stock of Best Buy Co., Inc. in accordance with the terms of the Certificate referred to in this Receipt, and directs the Depositary to instruct the Company that the shares of Common Stock issuable and deliverable upon the conversion, together with any check in payment of accrued and unpaid dividends or in lieu of fractional shares, and any Receipts representing any unconverted Depositary Shares be issued and delivered to the undersigned unless, in the case of such shares of Common Stock or Receipts, a different name has been indicated below. If shares of Common Stock or Receipts are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:_______________               ____________________________________________

                                    Signature of Holder (must conform in all respects to the name of the Holder appearing on the face hereof)

                                    Signature Guaranteed By:



                                    ____________________________________________

Number of Depositary Shares
to be Converted


__________________________

Fill in for registration of shares of Common Stock and/or Receipts if to be issued otherwise than to Holder.


____________________________        Social Security or Other
      (Name)                        Taxpayer Identifying Number


____________________________        __________________________
      (Address)

____________________________
Print name and address
(including zip code number)
                              -14-